                                                                   EXHIBIT 10.27

            INTELLECTUAL PROPERTY TRANSFER, RIGHT OF FIRST REFUSAL,
                         AND WARRANT PURCHASE AGREEMENT

        THIS INTELLECTUAL PROPERTY TRANSFER, RIGHT OF FIRST REFUSAL AND WARRANT PURCHASE AGREEMENT (the "Agreement") is entered into as of October 1, 1999 (the "Effective Date"), by and between Micro General Corporation, a Delaware corporation ("Assignor"), and escrow.com, Inc., a Delaware corporation ("Assignee").

                                    RECITALS

        A. Assignor desires to assign to Assignee the entire right, title, and interest in the Intellectual Property (as hereinafter defined).

        B. Assignee desires to sell to Assignor, and Assignor desires to purchase from Assignee, a warrant to purchase 15,000,000 shares of Common Stock of Assignee.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

        1. Definitions.

               (a) "Copyrights" shall mean any and all copyrights and copyright applications, whether or not registration for any such copyright exists or is pending, that Assignor or any subsidiary of Assignor may own or have the right to sublicense hereunder, currently held by Assignor, and any renewal or extension thereof, together with all other copyright interests accruing by reason of international copyright conventions and any moral rights pertaining thereto, including the right to sue for, settle, or release any past, present, or future infringement thereof, developed for or acquired in connection with the escrow.com website and the escrow.com business, including, without limitation, those copyrights and copyright registrations set forth on Exhibit A hereto.

               (b) "Excluded Technology" means the technology set forth on Exhibit B hereto, provided, however, that such technology is limited in all instances to standard routines, development tools, programming techniques and other code or content that are non-specific to the escrow.com website and the escrow.com business plan and that existed prior to and independent of any development of the Intellectual Property and Software.

               (c) "Intellectual Property" shall mean all Copyrights, Trademarks, Patents, the Website, business plans, financial data, marketing plans, supplier or customer lists, forecasts, the agreements set forth on Exhibit A hereto, know-how, concepts, inventions, techniques, system designs, prototypes, ideas or other intellectual property or proprietary rights of Assignor or any subsidiary of Assignor, developed for or acquired in connection with the escrow.com website and the escrow.com business, other than the Software and the Excluded Technology.

               (d) "Patents" shall mean all patents, patent applications and patents pending that Assignor or any subsidiary of Assignor owns or has the right to sublicense hereunder, including, without limitation, those patents, patent applications and patents pending set forth on Exhibit A hereto, developed for or acquired in connection with the escrow.com website and the escrow.com business.

               (e) "Software" shall mean the software commonly referred to as the "Escrow Trust Accounting System," in object code and source code, and all documentation, derivative works, copies and licenses thereof, and all intellectual property underlying such software.

               (f) "Trademarks" shall mean all United States and foreign registered and common law trademarks, trade names, service marks and logos, or applications therefore, whether or not registration for such mark exists or is pending, that Assignor or any subsidiary of Assignor may own, or have the right to sublicense hereunder, together with all other trademark, trade name, service mark or logo interests accruing by reason of international trademark conventions, accompanied by the goodwill of all business connected with the use of and symbolized by such marks including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same, which were developed for or acquired in connection with the escrow.com website and the escrow.com business, including, without limitation, those marks set forth on Exhibit A hereto.

               (g) "Website" shall mean all images, text, graphics, Internet domain names (together with all foreign, state or national registrations thereof and accompanied by the goodwill of all business connected with the use of and symbolized by such domain names, including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same), computer code, website designs and processes, uniform resource locators and other technology of Assignor, developed for or acquired in connection with the escrow.com website and the escrow.com business.

        2. Assignment. Assignor hereby assigns, grants, transfers, and sets over to Assignee all right, title, and interest in and to the Intellectual Property and all goodwill associated with such Intellectual Property, including, without limitation, (a) the right to use, copy, modify, exploit, license, assign, convey and pledge the Intellectual Property, (b) the right to exclude others from using the Intellectual Property, (c) the right to sue others and collect damages for past present and future infringement of the Intellectual Property, (d) the right to create derivatives of the Intellectual Property and retain full ownership thereof, and (e) the right to file and prosecute applications for registration, now pending or hereinafter initiated, to protect any rights in the Intellectual Property.

        3. Irrevocable License. Assignor hereby grants to Assignee a worldwide, royalty-free, perpetual, nonexclusive, transferable, sublicensable and irrevocable license to use and otherwise exploit the Software and Excluded Technology in any manner and for any purpose.

        4. Covenant Not to Compete.

               (a) For a period of five (5) years after the date hereof, Assignor shall not, for itself or any third party, directly or indirectly engage in the business of Assignee as now conducted or proposed to be conducted, including without limitation providing escrow services as defined in Section 17003 of the California Financial Code, as amended, anywhere in the world.

               (b) The parties hereto intend that the covenant not to compete under this Section 4 shall be construed as a series of covenants, one in each county, state, country, province or territory in the world. If in any judicial proceedings a court shall refuse to enforce any of the separate covenants deemed included in this Section 4, then such unenforceable covenant shall be deemed eliminated from this Section 4 for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

               (c) Assignor acknowledges and agrees (i) that the covenants and agreements of Assignor in this Section 4 are reasonably necessary to protect the interests of Assignee in whose favor such covenants and agreements are imposed,
(ii) the restrictions imposed by this Section 4 are not greater than are 'necessary for the protection of Assignee in light of the harm that Assignee will suffer if Assignor breaches this Agreement, (iii) the period, nature, kind and character of the restrictions are reasonably required to protect the interests of Assignee, (iv) the geographical restrictions are reasonable in light of Assignee's world-wide business, and (v) Assignee would not have otherwise entered into this Agreement without the protection afforded under this
Section 4.

        5. Further Assurances. Assignor agrees to execute such additional documents, complete such other formalities, and extend such other cooperation as may be reasonably requested or required to perfect Assignee's interest in the Intellectual Property and to permit Assignee to be duly recorded as the registered owner and proprietor of the rights hereby conveyed, including, without limitation, any appropriate instruments required to be filed in the applicable national trademark, copyright or patent offices or other appropriate offices.

        6. Issuance of Warrant and Note. Assignee hereby agrees to issue to Assignor, and Assignor agrees to purchase from Assignee, for the purchase price of Ten Thousand Dollars ($10,000), a warrant to purchase up to 15,000,000 shares of Assignee's common stock at an exercise price per share of $.40 in substantially the form attached hereto as Exhibit C (the "Warrant"). The shares of Common Stock issued upon exercise of the Warrant shall be subject to registration and other investor rights granted to investors in the Company's next round of Series A financing managed by Madison Securities. In addition, as consideration for the assignment of the Intellectual Property as described in
Section 2 hereof and the irrevocable licenses in Section 3 hereof, Assignee shall issue to Assignor a promissory note in the amount of $4,500,000 bearing interest at a rate of 3% per annum, with principal and accrued interest payable on October 1, 2006 in substantially the form attached hereto as Exhibit D.

        7. Right of First Refusal.

               (a) Pro Rata Right. Assignee hereby grants to Assignor the right of first refusal to purchase a pro rata share of all New Securities (as defined in paragraph 7(b) below) which Assignee may, from time to time, propose to sell and issue. Assignor's pro rata share, for purposes of this right of first refusal, is a ratio, (A) the numerator of which is the number of shares of common stock held by Assignor or issuable upon exercise of the Warrant then held by Assignor on the date of the Company's written notice pursuant to paragraph 7(c) below; and (B) the denominator of which is the total number of shares of common stock then outstanding (assuming full conversion and exercise of all securities convertible or exercisable into shares of common stock).

               (b) Definition of New Securities. "New Securities" shall mean any capital stock of Assignee whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into or exercisable for shares of capital stock. New Securities, however, shall not include any of the following issuances or sales:

                      (i) securities to employees, consultants, officers or directors pursuant to any stock purchase plan or arrangement, stock option plan or other stock incentive plan or agreement approved by the Board of Directors;

                      (ii) securities pursuant to or after consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities to the general public for the account of Assignee;

                      (iii) securities pursuant to the conversion or exercise of convertible or exercisable securities;

                      (iv) one or more warrants to purchase up to 15,000,000 shares of Common Stock issued to MicroGeneral Corporation, a Delaware corporation, or the issuance of such Common Stock upon exercise of such warrants as contemplated herein;

                      (v) up to 500,000 shares of Common Stock issued and sold to ShopNow.com, Inc., a Washington Corporation ("ShopNow.com");

                      (vi) up to 2,000,000 shares of Series A Preferred Stock issued and sold to ShopNow.com;

                      (vii) one or more warrants to purchase up to 500,000 shares of Common Stock issued to ShopNow.com, and the issuance of such Common Stock upon exercise of such warrants;

                      (viii) up to 1,400,000 shares of Common Stock issued and sold in the next round of private financing following the date of filing of this Restated Certificate at a price per share of not less than $0.25;

                      (ix) up to 5,600,000 shares of Series A Preferred Stock issued and sold in the Corporation's next round of private financing following the date of filing of this Restated Certificate at a price per share of not less than $2.00;

                      (x) Common Stock issued in connection with the acquisition of all or part of another company by the Corporation by merger or other reorganization, or by purchase of all or part of the assets of another company, pursuant to a plan or arrangement approved by the Board of Directors, and

                      (xi) Common Stock issued in connection with equipment lease or bank financings, as approved by the Board of Directors of the Corporation.


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               (c) Required Notices. In the event Assignee proposes to undertake an issuance of New Securities, it shall give Assignor written notice of the proposed issuance, describing the type of New Securities, the price, the general terms upon which Assignee proposes to issue the same and the pro rata portion of such New Securities Assignor is entitled to purchase. Assignor shall have thirty
(30) days after the date of receipt of such notice to agree to purchase Assignor's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to Assignee and stating therein the quantity of New Securities to be purchased.

               (d) Assignee's Right to Sell. In the event Assignor fails to exercise the right of first refusal within the 30 day period, Assignee shall have sixty (60) days after the expiration of such period to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) and to sell all such New Securities respecting which the Holders' options were not exercised, at a price and upon general terms no more favorable in any material respect to the purchasers thereof than specified in Assignee's notice. In the event Assignee has not sold within said sixty (60) day period or entered into an agreement to sell all such New Securities within said sixty (60) day period (or sold and issued all such New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), Assignee shall not thereafter issue or sell any New Securities, without first offering such securities to Assignor in the manner provided above.

               (e) Assignment. The right of first refusal set forth in this
Section 7 is transferable by Assignor provided that any such transferee executes any agreement to be bound by the terms and conditions hereof.

        8. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignor as follows:

               (a) Authorization. The execution and delivery by Assignee of this Agreement and the issuance of the Warrant (and the Common Stock issuable upon exercise thereof) by Assignee, as contemplated herein, have been duly authorized by all requisite corporate action of Assignee.

               (b) Valid Issuance of Stock. The Warrant (and the Common Stock issuable upon exercise thereof) have been duly and validly authorized and, when issued and paid for in accordance with the terms hereof and thereof, will be validly issued securities of Assignee.

        9. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

               (a) Investment Representations.

                      (i) Assignor, understands that the Warrant (and the Common Stock issuable upon exercise thereof) will be issued by Assignee without registration under the Securities Act of 1933 ("Securities Act") and without qualification or registration under applicable state securities laws ("Blue Sky Laws") pursuant to exemptions from registration or qualification contained in the Securities Act and in the Blue Sky Laws. Assignor understands that the Warrant


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(and the Common Stock issuable upon exercise thereof) must be held indefinitely unless subsequently registered or qualified under the Securities Act and under the Blue Sky Laws unless exemptions from the registration or qualification requirements under the Securities Act and under the Blue Sky Laws are available in connection with any proposed transfer of the Warrant (and the Common Stock issuable upon exercise thereoo by Assignor.

                      (ii) Assignor agrees that none of the Warrant (and the Common Stock issuable upon exercise thereof), nor any interest in the Warrant (and the Common Stock issuable upon exercise thereof), will be resold or otherwise transferred by Assignor without registration or qualification under the Securities Act and the Blue Sky Laws unless Assignor first demonstrates to the satisfaction of Assignee that specific exemptions from such registration or qualification requirements are available with respect to the proposed transfer and provides Assignee an opinion of counsel satisfactory to Assignee that the proposed transfer may be made without violation of the Securities Act or the Blue Sky Laws and will not affect the exemptions relied upon by Assignee in connection with the original issuance of the Warrant (and the Common Stock issuable upon exercise thereof).

                      (iii) Assignor is aware of Assignee's business affairs and financial condition and has acquired sufficient information about Assignee to reach an informed and knowledgeable decision regarding the merits and risks of investing in the Warrant (and the Common Stock issuable upon exercise thereof). Assignor has had ample opportunity to review information regarding Assignee and to ask questions of Assignee and its representatives and to seek independent investment, tax, and legal advice prior to investing in the Warrant (and the Common Stock issuable upon exercise thereof). THE ASSIGNOR RECOGNIZES THAT THE WARRANT (AND THE COMMON STOCK ISSUABLE UPON EXERCISE THEREOF) ARE A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OF RISK OF LOSS BY THE ASSIGNOR AND THAT THE ASSIGNOR COULD LOSE THE ENTIRE AMOUNT OF THE ASSIGNOR'S INVESTMENT. THE ASSIGNOR IS ABLE TO BEAR THE ECONOMIC RISK OF SAID INVESTMENT AND AT THE PRESENT TIME COULD AFFORD A COMPLETE LOSS OF SAID INVESTMENT.

                      (iv) The Warrant (and the Common Stock issuable upon exercise thereof) are being acquired for private investment for Assignor's own account and not with a view to or for sale in connection with any distribution of the Warrant (and the Common Stock issuable upon exercise thereof) to others.

                      (v) The sale of the Warrant (and the Common Stock issuable upon exercise thereof) to Assignor was not accompanied by the publication of any written or printed communication or any communication by means of recorded telephone messages or spoken on radio, television, or similar communications media.

                      (vi) Assignor is duly organized in the State of Delaware.

                      (vii) Assignor is an "Accredited Investor" as defined under Section 501(a) of the Securities Act of 1933, as amended.


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                      (viii) Assignor acknowledges that the certificates
representing the Warrant (and the Common Stock issuable upon exercise thereof) will bear the legends set forth herein:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                      (ix) Assignor understands that the Warrant (and the Common Stock issuable upon exercise thereof) constitute "restricted securities" for the purposes of Rule 144 promulgated under the Securities Act.

                      (x) Assignor understands that Assignee will rely upon the foregoing for the purposes of issuing the Warrant (and the Common Stock issuable upon exercise thereof). Assignor hereby agrees to indemnify Assignee and its officers, directors, agents, and counsel and hold them harmless from and against any and all damages suffered and liabilities incurred by them (including costs of investigation, defense, and attorneys' fees) arising out of any breach by Assignor of the agreements or inaccuracy in the representations and warranties which Assignor has made herein.

               (b) Intellectual Property Warranties.

                      (i) To the best of Assignor's knowledge, the Intellectual Property assigned and the Software and Excluded Technology licensed hereunder shall be sufficient in all respects for the operation of the business of Assignee as now conducted and as proposed to be conducted.

                      (ii) The Intellectual Property has been independently created and developed solely by Assignor, and Assignor owns or has obtained all rights, licenses, releases, assignments, or other rights, and made all payments and satisfied all obligations to any third party or employee, necessary to make the assignment set forth in Section 2 hereof. No third party or employee shall have any right, title or interest in and to the Intellectual Property. Each employee, consultant or contractor of Assignor who has contributed to the development of the Intellectual Property has entered into an agreement requiring such employee, consultant or contractor to assign to Assignor forever all right, title and interest that such employee, consultant or contractor may have accrued in the Intellectual Property, and Assignee shall not incur any liability or obligation, including payment or other compensation, to such employee, consultant, contractor or other third party by reason of the assignment in
Section 2 hereof

                      (iii) Assignee has the full corporate power to enter into this Agreement and to carry out its obligations under this Agreement. Assignor has not previously granted, and will not grant, any right, license or interest in, to or under the Intellectual Property, Software or Excluded Technology, or any portion thereof, which is inconsistent with the rights and licenses granted to

Assignee herein or that will adversely affect any exercise by Assignee of its rights under this Agreement. There are no actions, suits, investigations, claims or proceedings pending or, to the knowledge of Assignor, threatened in any way relating to the Intellectual Property, Software or Excluded Technology.

                      (iv) The Intellectual Property, Software or Excluded Technology do not and will not infringe or misappropriate any patents, copyrights, trade secrets, trade names or other intellectual or proprietary rights of any third-party, and Assignor is not aware of any claims or basis for such infringement.

                      (v) The Software will function correctly when dealing with dates, times, and date/time (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, and with respect to the processing of date/time data, the Software will neither contain nor create any logical or mathematical inconsistency, will not malfunction, and will not cease to function.

        10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

        11. Entire Agreement; Waiver, Amendment. This Agreement shall constitute the entire agreement between the parties pertaining to the subject matter hereof, and shall supersede all prior and contemporaneous oral negotiations, agreements, commitments, representations, and understandings relating to the subject matter hereof. No supplement, modification, waiver, or amendment to this Agreement shall be binding on any party unless in writing and signed by the party against whom enforcement is sought.

        12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

        IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the Effective Date.


MICROGENERAL CORPORATION,                  ESCROW.COM,INC.
A DELAWARE CORPORATION                     A DELAWARE CORPORATION


By:                                        By:
   --------------------------------           ----------------------------------
Name:                                      Name:
     ------------------------------             --------------------------------
Title:                                     Title:
      -----------------------------              -------------------------------

                                    EXHIBIT A


1.      Assigned Contracts

2.      Copyrights and Copyright Registrations

        All graphics, text and interfaces relating to the Website.

3.      Trademarks

        "escrow.com," and all Trademarks containing such word or words of similar import.

4.      Patents

5.      Website

        escrow.com URL, Internet site at escrow.com URL, database and business model

                                    EXHIBIT B


                               EXCLUDED TECHNOLOGY

                                      None.

                                    EXHIBIT C


                                     WARRANT

                                    EXHIBIT D


                                      NOTE

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF AS MAY BE AUTHORIZED UNDER THE 1933 ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

WARRANT NO. 1

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                ESCROW.COM, INC.

                           VOID AFTER OCTOBER 1, 2006

This certifies that MicroGeneral Corporation or its registered assigns ("Holder"), for valuable consideration received, is entitled, on the terms set forth below, at any time or from time-to-time during the period beginning on October 1, 1999 and ending at 5:00 P.M., Pacific Daylight Time, ending on the earlier of, seven (7) years thereafter, or the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities to the general public for the account of the Company ("IPO") (the "Exercise Period"), to purchase from escrow.com, Inc., a Delaware corporation (the "Company"), up to 15,000,000 shares of the Common Stock of the Company (the "Warrant Shares") at a price per share equal to Forty Cents ($0.40) (the "Exercise Price"). The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

        1. EXERCISE AND PAYMENT. This Warrant may be exercised at any time in full for the maximum number of Warrant Shares called for hereby, or from time-to-time for any lesser number thereof, on any business day during the Exercise Period, by delivering to the principal office of the Company the subscription in the form attached hereto as Exhibit A duly executed along with payment equal to the product of (i) the number of Warrant Shares then being purchased under this Warrant multiplied by (ii) the Exercise Price (the "Purchase Price"). The Purchase Price may be paid by delivery of cash or check, wire transfer, the cancellation of all or a portion of the then outstanding principal and accrued interest under that certain Promissory Note issued by the Company to Holder on the date hereof, or as provided in Section 2 below. Upon any partial exercise of this Warrant, this Warrant shall be surrendered, and a new Warrant of the same tenor and for the purchase of the number of such shares not purchased upon such exercise shall be issued by the Company to Holder. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current market value of one full share.

        2. NET ISSUANCE. In lieu of payment of all or a portion of the Purchase Price described in Section 1, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company. Upon such election, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:


                      where: X = Y (A-B)
                                 -------
                                     A

                      X = the number of shares to be issued to the Holder pursuant to this Section 2.

                      Y = the number of shares covered by this Warrant in respect of which the net issuance election is made pursuant to this Section 2.

                      A = the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 2.

                      B = the Exercise Price in effect under this Warrant at the time the net issuance election is made pursuant to this Section 2.

                      For purposes of this Section 2, the "fair market value" per share of the Common Stock shall mean that price determined in good faith by the Board of Directors of the Company.

        3. PAYMENT OF TAXES. All Warrant Shares issued upon the exercise of a Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof, except any transfer taxes that may be payable in respect of any transfer involved in the issuance of any certificate for shares in a name other than that of the Holder or Holder's transferee.

        4. TRANSFER AND EXCHANGE. Subject to such restrictions on transfer as may be contained in this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at its principal office referred to above by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Upon any partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the portion of the Warrant not so transferred. This Warrant is exchangeable at the principal office of the Company for Warrants for the same aggregate number of Warrant Shares, each new Warrant to represent the right to purchase such number of Warrant Shares as Holder shall designate at the time of such exchange.

        5. MERGERS, CONSOLIDATIONS, ASSET SALES AND DISSOLUTIONS. If at any time there shall be any consolidation or merger of the Company with another corporation, a sale of all or substantially all of the Company's assets to another corporation, a voluntary or involuntary dissolution, liquidation or winding-up of the Company or an IPO, then the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, at least thirty (30) days prior written notice of the date when the same shall take place. Upon receipt of such notice, the Holder shall have the right to exercise this Warrant, either in full or in any lesser amount prior to the occurrence of an event described above. If the Holder of this Warrant does not exercise this Warrant prior to the occurrence of an event described above, this Warrant shall expire and be of no effect to the extent that it has not been exercised by the Holder prior to the occurrence of the event.

        6. FRACTIONAL SHARES. The Company shall not issue any fractional shares or script representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock, be the then current fair market value determined in such reasonable manner as may be prescribed by the Company's Board of Directors in good faith but in no event less than book value.

        7. NON-IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against dilution or other impairment.

        8. ANTIDILUTION ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

          (a) Stock Dividends. If at any time prior to the exercise of this Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will increased so that Holder will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (d).

          (b) Combination of Stock. If at any time prior to the exercise of this Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Holder thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (d).

          (c) Carryover. Notwithstanding any other provision of this Section 8, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

          (d) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

          (e) No Duplicate Adjustments. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 8 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Holder as any adjustment that otherwise would be made under the provisions of this Section 8 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

          (f) Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Holder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

        9. LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

        10. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available for issue upon the exercise of Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

        11. RESTRICTIVE LEGEND. Each certificate representing (i) this Warrant or (ii) Warrant Shares shall (unless such securities have been registered under the 1933 Act or sold under Rule 144 promulgated under the 1933 Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any other legend required under any applicable state securities law):

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), HAVE BEEN TAKEN FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE 1933 ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

        12. NOTICES. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a courier addressed to the party to be notified at the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

        13. CHANGE; WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

        14. TITLES AND SUBTITLES. The headings in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

        15. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of October 1, 1999.

                                      ESCROW.COM, INC.


                                      By:
                                         ---------------------------------------
                                         John Snedegar, Chief Executive Officer


                                      By:
                                         ---------------------------------------
                                         Mark Attaway, President

                                    Exhibit A

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


        The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases____________ shares of Common Stock (the "Common Stock") of ESCROW.COM, INC., purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such stock for its own account and not for resale or with a view to, or for resale in connection with, the distribution of any part thereof, and accepts such shares subject to the restrictions of contained in the Warrant.

DATED:
      -----------------

                                       -----------------------------------------
                                       (Signature of Registered Owner)


                                       -----------------------------------------
                                       (Street Address)


                                       -----------------------------------------
                                       (City)                (State)       (Zip)


                                       -----------------------------------------
                                       Social Security No. or Federal Tax I.D.
                                       Number